*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended.

EXHIBIT 10.01

Tapjoy Publisher Agreement: Term Sheet

Tapjoy, Inc.
Contact Name: Christine Lee
Address: 111 Sutter Street, 13th Floor	Contact Number: 415-766-6900
City: San Francisco State: CA Zip: 94104	Email: christine@tapjoy.com

Publisher Name: Glu Games Inc.

Contact Name: Mike DeLaet
Address: 45 Fremont Street, Suite 2800	Contact Number: 415.800.6137
City: San Francisco State: CA Zip: 94017	Email: Mike.DeLaet@glu.com

Term Sheet Expiration Date	N/A.

Term	12 months from the Effective Date, along with any Renewal Terms.

Alternative Payment Revenue – Share to Publisher	[*]%
Alternative Payment Revenue – Share to Publisher – [*]	[*]%
Payment Terms	Net 30

[*]	See Section 2.4.

Application(s) covered by the Agreement	All mobile Applications live and launched by the Publisher during the Term of the Agreement.

Operating Systems covered by this Agreement	Android and iOS.

Transfer Bonus Credits	[*]%

By its signature below, Publisher represents that it has read, understands and agrees to the Additional Terms and Conditions attached hereto (the “Terms and Conditions”), and agrees that such Terms and Conditions are incorporated herein. This Term Sheet and the Additional Terms and Conditions collectively constitute the “Agreement.”

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives as of March    , 2012 (the “Effective Date”).

Tapjoy:		Publisher:

Signature:	/s/ Mihir Shah	Signature:	/s/ Niccolo de Masi
Printed Name:	Mihir Shah	Printed Name:	Niccolo de Masi
Title:	CEO	Title:	CEO
Date:	3/15/2012	Date:	3/15/12

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended.

Additional Terms and Conditions

The following Terms and Conditions shall be deemed incorporated by reference into the attached Term Sheet (the “Term Sheet”) entered into between Tapjoy, Inc. (“Tapjoy”) and the publisher identified in the Term Sheet above (the “Publisher”). The Terms and Conditions and the attached Term Sheet collectively constitute the “Agreement.”

1. Definitions

“Action(s)” means the installation of third party applications, completion of specified actions within 3rd party applications or on specified URLs, activation of third party services, participation in surveys, interaction with video and/or audio content, visits to prescribed geographic locations, transmitting messaging, or any other action to be taken or initiated by a User for which Advertisements provide incentives to Users.

“Advertisement(s)” means any and all advertisements, offers, promotions, and the like presented or delivered by Tapjoy, whether occurring within or outside of the Tapjoy Offerwall.

“Alternative Payment Revenue” means revenue derived from the applicable Alternative Payment Service (as defined below), less Publisher’s appropriate share of deductions for Network and Account Expenditures.

“Alternative Payment Service” means the Tapjoy service that, in consideration for virtual currency or access to or download of content, allows Users to take Actions in response to Advertisements within the Tapjoy Marketplace and the Tapjoy Offerwall.

“Application(s)” means those Publisher application(s) as specified in the Term Sheet.

“Cross-Promotion Service” means Tapjoy’s service, interface and solutions that allow Publisher to cross-promote any application(s) or properties within the Application(s).

“Launch” means the date on which Publisher actually publicly launches the first Application.

“Network and Account Expenditures” means Tapjoy’s actual expenses, with regard to providing the Tapjoy Alternative Payment Service related to fraud, charge-backs, refunds, uncollected amounts, agency and partner fees and expenses, marketing credits, referral fees, payments processing fees, and other direct and indirect expenses attributable to account acquisition and management, and network related expenses.

“Optional Services” means the Cross-Promotion Service, Virtual Currency Hosting Service, Virtual Goods Hosting Service and other Tapjoy services, but excluding the Alternative Payment Service.

“Projected Launch Date” means the date on which Publisher intends to publicly launch the first Application which is specified in the Term Sheet.

“Tapjoy Marketplace” means the Tapjoy Offerwall access and functionality made available within Tapjoy’s website located at www.tapjoy.com and any successor website.

“Tapjoy Offerwall” means the Tapjoy services and access to the same that allows Users to access the Alternative Payment Service made available through Applications (i.e., via the Tapjoy software development kit (“SDK”)) and through the Tapjoy Marketplace.

“Tapjoy Services” means the Alternative Payment Service and any applicable Optional Services.

“Territory” means the world, excluding Publisher’s activity with the [*].

“Transfer Bonus Credits” means the non-monetizable and non-transferrable credits that are provided by Tapjoy to Publisher, calculated as the percentage set forth on the Term Sheet of the total amount of Publisher’s pending earnings transferred into Application distribution efforts with Tapjoy.

“User(s)” means the end users of the Application(s).

“User Data” means all data and information generated as a result of Users’ usage of the Application(s) and/or in conjunction with the Tapjoy Services.

“Virtual Currency Hosting Service” means the hosting service, interface and solutions that Tapjoy can provide to enable Publisher to host and manage a virtual currency system for the Application(s).

“Virtual Goods Hosting Service” means the service, interface and solutions that Tapjoy can provide to enable Publisher to host and manage a virtual goods system for the Application(s).

2. Services.

2.1. Services; Implementation. Publisher agrees to display all Advertisements and use the Tapjoy Services in accordance with this Agreement. Publisher shall use commercially reasonable efforts to comply with any reasonable placement and delivery requirements, any reasonable requirements to implement code and any technical specifications that are provided by Tapjoy at any time that are reasonably necessary to enable proper display of the Advertisements on a reasonably balanced schedule. Publisher will be solely responsible for any and all costs Publisher incurs for the display of the Advertisements in accordance with such specifications and for any programming related to the same which Publisher elects to undertake.

2.2. Other Services. Publisher may agree to utilize Tapjoy’s Optional Services including its Virtual Currency Hosting Service, Virtual Goods Hosting Service, Cross-Promotion Services and other Tapjoy services by using such services, by submitting its approval to Tapjoy or by accepting additional terms and conditions by way of email or digital acceptance, as applicable. Publisher acknowledges and agrees that other Tapjoy services and additional features or functionality made available by Tapjoy but not covered by this Agreement may be subject to additional and/or different terms, including a different revenue share, which terms Publisher and Tapjoy shall mutually agree upon. Tapjoy agrees that it will provide Publisher the SDK for Tapjoy’s Cross-Promotion Service for Publisher’s evaluation around the time of (and prior to, to the extent possible) the commercial launch of the Cross-Promotion Service. In addition, Tapjoy and Publisher agree to similarly test any other Tapjoy services not covered by this Agreement and not yet commercially available (each a “Future TJ Service”), in the same manner as with respect to the Cross-Promotion Service, as described in this Section 2.2. If, in Publisher’s reasonable judgment, (a) the Cross-Promotion Service or a Future TJ Service, as applicable, has at least feature parity with other leading substantively similar third-party tools that are then commercially available and inventory parity with any similar service then in use by Publisher, and (b) Publisher is not reasonably likely to lose material functionality in its Applications in Publisher’s sole discretion as a result of the Cross-Promotion Service or Future TJ Service technology, as applicable. Upon such determination by Publisher, Publisher agrees that it will test the Cross-Promotion Service or Future TJ Service, as applicable, on a minimum of two (2) of its Applications (such titles to be determined by Publisher) for a minimum of thirty (30) days (“Test Period”). Publisher shall have no obligation to continue testing or using the Cross-Promotion Service or Future TJ Service, as applicable, once it has satisfied its obligation set forth in the preceding sentence. For the purposes of clarification, Publisher acknowledges and agrees that Publisher shall not continue to use the Cross-Promotion Service and any Future TJ Service made available by Tapjoy after the Test Period unless Publisher agrees in writing to include such Cross-Promotion Service and/or each such Future TJ Service hereunder [*]; until such time, any use by Publisher of such Cross-Promotion Service and/or each such Future TJ Service will be as Tapjoy’s discretion and subject to additional and/or different terms and conditions, as set forth above in this Section 2.2.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended.

2.3. No Alteration or Aggregation. Unless Tapjoy approves specifically in writing: (i) Publisher may only use the Tapjoy Services (including any SDK provided hereunder) as provided by Tapjoy, without modification; and (ii) Publisher shall not modify or alter the content, text or appearance of any Advertisements, or aggregate one or more Advertisements with other offers (for example, by creating an aggregate offerwall that combines Advertisements with offers from services other than the Tapjoy Services).

2.4. [*]. During the Term, [*]. In the event that Tapjoy reasonably believes that Publisher is in breach of this Section 2.4, Tapjoy may provide Publisher with written notice setting forth in reasonable detail the basis for such reasonable belief. Publisher shall then have fifteen (15) days to either cure such breach or provide evidence that is reasonably satisfactory to Tapjoy that it is not in breach of this Section 2.4. If Publisher fails to cure such breach or provide such reasonably satisfactory evidence within such fifteen (15) day period, then Tapjoy may thereafter immediately suspend the Tapjoy Services and/or terminate this Agreement upon providing written notice (including via email) to Publisher.

2.5. Content. Tapjoy agrees not to transmit any Advertisements to Publisher that are unlawful, defamatory, libelous, harassing, abusive, fraudulent or obscene, or technically incompatible with the delivery platform. Publisher may also request that Tapjoy block Advertisements from a list of specified advertisers, which list may be updated by Publisher at Publisher’s reasonable discretion. Tapjoy will use commercially reasonable efforts to block Advertisements from such specified applications for display on the Application(s).

2.6. License to User Data. Publisher hereby grants to Tapjoy a royalty-free, fully paid up, sub-licensable, transferable, nonexclusive, worldwide and perpetual right and license to reproduce, display, distribute, create derivative works from and otherwise use the User Data, subject to the indemnification provisions of this Agreement, only to fulfill Tapjoy’s obligations under this Agreement and improve the Tapjoy Services; provided, however, that the User Data does not at any time include information that personally identifies a User.

2.7. Publisher Promotion of Tapjoy Marketplace. Publisher and Tapjoy shall work collaboratively and shall use commercially reasonable efforts to promote the Tapjoy Marketplace through the advertising space available in Applications, provided that Publisher’s ad inventory is in no way exclusively available to Tapjoy, and Publisher is not required to incur expenses or costs of any kind in promoting the Tapjoy Marketplace under this Section 2.7.

3. Payment.

3.1. Terms of Payment. Tapjoy shall pay Publisher the revenue share of Alternative Payment Revenue set forth in the Term Sheet. Such payments shall be made not less than thirty (30) days after the end of each calendar month, provided that amounts payable of less than $250 will be held until amounts due equal or exceed $250. Publisher shall be solely responsible for the payment of, and shall pay when due, all applicable federal and state taxes, including any sales, use, excise or transfer taxes and other taxes associated with payments to Publisher under this Section 3 (except for taxes assessed on Tapjoy’s net income), and shall indemnify Tapjoy for all costs, losses, liabilities and reasonable expenses, including penalties, arising from any failure to do so. Tapjoy’s measurements as to Actions made in good faith and that are not conclusively shown to be incorrect or inaccurate shall be final.

3.2. Audit. Tapjoy must keep accurate and complete books and records of all transactions related to this Agreement during the Term and any Renewal Term, if applicable, and for sixty (60) days after the Term or Renewal Term, if applicable. On no less than) forty five (45) days prior written notice, but no more than once per calendar year during the Term, any Renewal Term, if applicable, and not later than sixty (60) days after the expiration or earlier termination of the Term or Renewal Term, as applicable, Publisher’s independent auditor will have the right to audit only those Tapjoy books and records which are related to the payments made to Publisher hereunder. In the event that any such examination or audit reveals an underpayment of amounts due, Tapjoy shall promptly pay the amounts owed plus interest at highest rate permitted by law. In the event any such underpayment due for the audited period exceeds ten percent (10%) of the amount actually owed for such period, and such amount is equal to or greater than $25,000, Tapjoy shall pay Publisher’s actual reasonable costs of conducting such audit in addition to the amounts due. Publisher’s auditors will be subject to the confidentiality provisions set forth in Section 13. In the event that any such examination or audit reveals an overpayment of amounts due, Publisher shall promptly pay back the amounts overpaid.

3.3. Fraud. Tapjoy will not be obligated to pay for any fraudulent actions generated by any person, bot, automated program or similar device in connection with any Advertisements provided by Tapjoy, as reasonably determined by Tapjoy. Tapjoy shall use commercially reasonable efforts to notify Publisher as soon as practicable of any occurrence of such fraudulent activity. Neither party will be obligated to make a payment to the other party based on: (a) any purchase of virtual goods or virtual currency through any fraudulent or invalid means, including the fraudulent use of credit cards or other means of payment; or (b) purchases of virtual goods or currency that are refunded or subject to a credit card charge-back. In the event that either party does not make a payment pursuant to this Section 3.3, such party shall, at the time payment is due, provide reasonable documentation to the other party with respect thereto.

3.4. Other Restrictions. Publisher acknowledges and agrees that: (i) Publisher may not utilize the Cross-Promotion Service for any third party applications (not including Applications utilizing content that is or entire Applications that are licensed to Publisher); and (ii) Transfer Bonus Credits can only be utilized in lieu of other forms of payment to Tapjoy and only for the promotion and distribution of the Application(s) within Tapjoy’s network. For the avoidance of doubt, Transfer Bonus Credits have no cash value.

3.5. Reporting. Each party agrees to provide the other party with reports relating to payments made to the other party upon reasonable request.

4. Marketing. Publisher hereby grants to Tapjoy a royalty-free, fully paid up, sub-licensable, transferrable, nonexclusive, worldwide license during the Term to reproduce, display, distribute and otherwise use the trademarks, service marks, logos or other indicia of origin associated with Publisher, as provided to Tapjoy by Publisher, in any media now known or hereinafter developed solely for the purpose of indicating that Publisher is a client of Tapjoy in Tapjoy’s advertising, marketing or other promotional materials.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended.

5. Force Majeure. Neither party shall be responsible for failure to perform hereunder due to a cause beyond its reasonable control, including, without limitation, terrorism, fire, civil disturbance, war, rebellion, earthquake, flood and similar occurrences, provided that performance shall resume as soon as possible after the cause no longer prevents performance.

6. [*]. Throughout the Term, Publisher shall be entitled to a [*] percent ([*]%) discount (on ad placement bids), [*] to new platform features, and access to Tapjoy Premier Support with a unique support alias and guaranteed twenty-four (24) hour response time and discounts for Tapjoy services. For purposes of clarification, discounts described in this Section 6 shall have no cash value, will be applied to only prospective ad placements and are non-transferrable.

7. Compliance with Laws. Publisher represents and warrants that the Applications, to its knowledge, do not and will not violate any third party’s intellectual property or proprietary rights, and that Publisher will not, will not agree to, and will not authorize or encourage any third party to: (i) interfere or attempt to interfere with the proper working of any of the Tapjoy Services or prevent others from using the Tapjoy Services; or (ii) use any of the Tapjoy Services for any fraudulent or unlawful purpose. Violation of any of the foregoing may result in immediate suspension or termination of this Agreement, at Tapjoy’s sole and reasonable discretion, and may subject Publisher to state and federal penalties and other legal consequences. Tapjoy reserves the right, but will have no obligation, to review Publisher’s display of the Advertisements and use of any of the Tapjoy Services in order to determine whether a violation of this Agreement has occurred or to comply with any applicable law, regulation, legal process, or governmental request.

8. Representations and Warranties. Without limiting any other representation, warranty or covenant herein, each party hereby represents and warrants to the other party that: (a) it has the full right, power and authority to enter into this Agreement; (b) this Agreement is a valid and binding obligation of such party and does not violate such party’s agreements with third parties; (c) it has obtained and shall maintain all necessary licenses, authorizations, approvals and consents to enter into and perform its obligations hereunder (including, in the case of Publisher, any necessary rights or consents from Users to allow User Data to accrue to Tapjoy pursuant to Section 2.6); and (d) it will comply with all applicable laws, rules and regulations in the performance of this Agreement.

9. Indemnification. Each party agrees to indemnify, defend and hold the other party and its affiliates and their respective officers, directors, employees, agents, and independent contractors harmless from and against any losses, costs, liabilities, damages, claims and reasonable expenses, including reasonable attorneys’ fees, payable to third parties and arising out of any third party claims resulting from the breach of the representations, warranties and covenants made by the indemnifying party in this Agreement. Without limiting the generality of the foregoing, Publisher agrees to indemnify, defend and hold Tapjoy and its affiliates and their respective officers, directors, employees, agents, and independent contractors harmless from and against any losses, costs, liabilities, damages, claims and reasonable expenses, including reasonable attorneys’ fees, payable to third parties and arising out of any third party claims that the

(i) Application(s), or Publisher’s products, services or software advertised by Publisher within the Tapjoy Services infringe any third party’s intellectual property rights, privacy, rights of publicity or other rights whether or not Publisher knew of any infringement or claims of infringement of a third party’s intellectual property rights as of the Effective Date, (ii) the Applications violate any applicable law, rule or regulation or (iii) Publisher’s actions with respect to the Applications and/or the Advertisements violates any applicable law, rule or regulation, subject to the provisions of this Section 9. Without limiting the generality of the first sentence of this Section 9, Tapjoy agrees to indemnify, defend and hold Publisher and its affiliates and their respective officers, directors, employees, agents and independent contractors harmless from and against any losses, costs, liabilities, damages, claims and reasonable expenses, including reasonable attorneys’ fees, payable to third parties and arising out of any third party claims that (i) any of the Advertisements or the Tapjoy Services infringe any third party’s intellectual property rights, privacy, rights of publicity or other rights and/or violate any applicable law, rule or regulation and (ii) Tapjoy’s use of the User Data violates the terms of this Agreement and/or Tapjoy’s Privacy Policy, subject to the provisions of this Section 9. The party seeking indemnification shall promptly provide to the indemnifying party written notice of the claim for which indemnification is sought. The indemnifying party shall have the option, at the indemnifying party’s expense, to assume the exclusive defense and control of any matter for which indemnification is required, and the indemnified party agrees to reasonably cooperate with the indemnifying party’s defense, settlement or compromise of such claims. An indemnifying party shall not enter into any settlement for which indemnity is sought unless: (a) such settlement includes an unconditional release of the indemnified party from all liability on all claims; and (b) the indemnified party gives its prior written approval, which shall not be unreasonably withheld or delayed.

10. Disclaimers; No Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, OR ARISING BY STATUTE, CUSTOM, COURSE OF DEALING OR TRADE USAGE, WITH RESPECT TO ANY MATTER, INCLUDING ADVERTISEMENTS, THE APPLICATIONS AND THE TAPJOY SERVICES AND EXPRESSLY DISCLAIMS THE WARRANTIES OR CONDITIONS OF NONINFRINGEMENT, TITLE, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE APPLICATIONS AND/OR THE TAPJOY SERVICES WILL BE PROVIDED UNINTERRUPTED OR ERROR -FREE. TAPJOY DOES NOT WARRANT OR GUARANTEE: (A) THE RESULTS OF USE OF THE TAPJOY SERVICES INCLUDING THAT PUBLISHER WILL EARN ANY PARTICULAR AMOUNTS (OR ANY AMOUNTS AT ALL); AND (B) THE RESULTS OF ANY CONSULTING OR DEVELOPMENT SERVICES PROVIDED BY TAPJOY. Without limiting the generality of the foregoing, Publisher acknowledges that the Tapjoy Services are based on an auction model and some of the main factors that determine the revenue therefrom are not within Tapjoy’s control.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended.

11. Limitation of Liability and Damages. UNDER NO CIRCUMSTANCES, WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, DATA OR BUSINESS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE, OR EXEMPLARY DAMAGES THAT RESULT FROM THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY OR AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR A PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS (SECTION 13) FOR WHICH THERE SHALL BE NO LIMITATION, OR AS A RESULT OF THE INDEMNIFICATION OBLIGATIONS (SECTION 9) OF THIS AGREEMENT FOR WHICH THE LIMITATION SHALL BE TWO MILLION DOLLARS ($2,000,000). IN NO EVENT WILL EITHER PARTY’S OR ITS AFFILIATES’ TOTAL LIABILITY FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, WARRANTY, OR OTHERWISE) EXCEED THE TOTAL PAYMENTS MADE BY TAPJOY TO PUBLISHER HEREUNDER, EXCEPT FOR A PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS (SECTION 13) FOR WHICH THERE SHALL BE NO LIMITATION, OR AS A RESULT OF THE INDEMNIFICATION OBLIGATIONS (SECTION 9) OF THIS AGREEMENT FOR WHICH THE LIMITATION SHALL BE TWO MILLION DOLLARS ($2,000,000), NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12. Ownership. Publisher acknowledges that Tapjoy will provide third-party Advertisements for display on the Application(s) pursuant to this Agreement. Publisher agrees that it will use any data (including any usage data and compilations thereof), information or software provided by Tapjoy to Publisher only for the purpose of displaying Advertisements for Tapjoy on the Application(s) as set forth in this Agreement. As between the parties, Tapjoy and its licensors will exclusively own and retain all rights, title, and interest in and to: (a) the Tapjoy Services, including all information and software related thereto and all data (including any usage data and compilations thereof but excluding any User Data) collected through the Tapjoy Services or the Advertisements and (b) any materials, information, inventions, data or software (and improvements and updates related thereto) which were owned by Tapjoy prior to this Agreement or which are subsequently created by Tapjoy (either solely or jointly with Publisher) under this Agreement. As between the parties, Publisher and its licensors will own and retain all rights, title, and interest in and to: (a) the Application(s); and (b) User Data. Unless otherwise expressly provided for in this Agreement, both parties agree not to copy, alter, modify, or create derivative works of the other party’s data, information, software or services or otherwise use the other party’s services or any of such party’s data, information or software in any way that violates the use restrictions contained in this Agreement. Neither party grants to the other any license, express or implied, to its intellectual property or the intellectual property of its licensors, except as otherwise provided herein.

13. Confidentiality. “Confidential Information” of Tapjoy shall mean: (a) the Advertisements, prior to publication; and (b) any data (including any usage data and compilations thereof), information or software relating to or collected through the Tapjoy Services (except for the User Data); “Confidential Information” of Publisher shall mean the User Data and any Applications, prior to commercial release; and “Confidential Information” of either party shall mean any other information designated in writing, or identified orally at time of disclosure, by the disclosing party as “confidential” or “proprietary” or other information that under the circumstances would be considered confidential, that is disclosed in the course of the parties’ dealings; and the terms of this Agreement. Each party will keep confidential, and neither party will use for any purpose, or disclose to any third party, any Confidential Information of the other party except to fulfill its obligations or exercise its rights under this Agreement, except as otherwise permitted by this Agreement. This restriction will survive expiration or termination of this Agreement for a period of three (3) years after expiration or termination of this Agreement. The foregoing restriction does not apply to information that: (a) has been independently developed by the receiving party without access to the other party’s Confidential Information and without any violation of any obligation of this Agreement; (b) has become publicly known through no breach of this Section 13 by the receiving party; (c) has been rightfully received from a third party that is authorized to make such disclosure without an obligation of confidentiality to the disclosing party; (d) has been approved for release in writing by the disclosing party; or (e) is required to be disclosed by a competent legal or governmental authority or the rules of the Securities and Exchange Commission of The NASDAQ Stock Market, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to disclosure and assists in obtaining an order to protect the information from public disclosure; provided further that with prior written notice to Tapjoy, Publisher is permitted to include disclosure of only those material terms of this Agreement in any of its filings with the Securities and Exchange Commission but solely to the extent it in good faith concludes that such disclosure of each such material term is required by the rules of the Securities and Exchange Commission. All Confidential Information is the sole and exclusive property of the disclosing party or its licensors, suppliers, clients. Except as set forth herein, upon expiration or termination of this Agreement for any reason, or upon the reasonable request of either party, the receiving party shall promptly return or destroy all Confidential Information of the other party and any copies of the Confidential Information of the other party to its owner and certify in writing that it has so returned all such Confidential Information. The Confidential Information constitutes valuable trade secrets of the disclosing party. The restrictions contained in this Section 13 are reasonable and necessary to protect the legitimate interests of the disclosing party and any violation of these restrictions may cause irreparable damage to the other party. As such, damages may not be an adequate remedy for any such violation and the other party will be entitled to seek injunctive relief for each violation. Neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended.

14. Term; Termination. This Agreement shall begin on the Effective Date (as set forth on the Term Sheet) and remain in effect until expiration of the Term (as set forth on the Term Sheet), unless terminated earlier as provided herein. Further, the Term shall be subject to successive one (1) year auto-renewals (each, a “Renewal Term(s)”) unless either party provides written notice to the other party of its intention to terminate the Agreement with at least thirty (30) days’ notice prior to the expiration of the Term or then-current Renewal Term, as applicable. In the event of a material breach by a party, the non-breaching party may terminate this Agreement by a notice in writing within thirty (30) days if the breaching party fails to cure the specified breach within such period. In the event that (i) [*] upon which Applications are distributed hereunder that the Tapjoy Services utilized by Publisher hereunder are [*]; or (ii) [*], then either party may terminate this Agreement with notice to the other party with immediate effect; provided, however, that with respect to any [*], the recipient party shall first, before terminating, (1) use commercially reasonable efforts under the circumstances to confirm [*] and (2) provide to the non-terminating party, a written certification from an officer of the terminating party attesting to the [*] to the other. In the event of any expiration or termination, both parties will remain liable for any amounts owed to the other party prior to the date of termination, and such obligation to pay shall survive any termination of this Agreement. Sections 1 and 7 through 15 shall also survive any termination of this Agreement. Each party’s rights and obligations accruing or arising prior to expiration or termination shall expressly survive such expiration or termination of this Agreement.

15. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Any dispute hereunder will be negotiated in good faith between the parties within forty-five (45) days commencing upon written notice from one party to the other and neither party will file an action prior to the termination of such forty-five (45) day period. All disputes, controversies or disagreements which may arise between the parties, in relation to or in connection with this Agreement, or for the breach hereof shall be finally settled by arbitration in San Francisco, California, USA, in accordance with the Comprehensive Arbitration Rules of JAMS. The award rendered by the arbitrators shall be final and binding upon both parties. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator.

16. Miscellaneous. The words “include” and “including” and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” Neither party may assign or transfer this Agreement without the written consent of the other party, except that either party may freely assign the Agreement to a parent or subsidiary entity or in connection with the sale of all or substantially all of a party’s business or assets. Tapjoy and Publisher are independent contractors, and neither Tapjoy nor Publisher is an agent, representative or partner of the other. This Agreement sets forth the entire agreement between Tapjoy and Publisher, and supersedes any and all prior agreements (whether written or oral) with respect to the subject matter set forth herein (with the exception of any ongoing Publisher Agreements between the parties). Except as otherwise set forth herein, this Agreement may be amended only by a writing executed by a duly authorized representative of each party. Any notices under this Agreement shall be sent to any of the contacts set forth above, and in the case of Tapjoy, with a copy to the attention of the General Counsel via email at Legal@tapjoy.com and by mail to 111 Sutter Street, 13th Floor, San Francisco, CA 94104, and in the case of Publisher, with a copy to the attention of the General Counsel via email at Legal@glu.com and by mail to 45 Fremont Street, Suite 2800, San Francisco, CA 94015. Unless specifically set forth herein, all notices shall be sent by nationally recognized express delivery service and deemed given upon receipt. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party. If any provision contained in this Agreement is determined to be invalid, illegal, or unenforceable in any respect under any applicable law, then such provision will be severed and replaced with a new provision that most closely reflects the original intention of the parties, and the remaining provisions of this Agreement will remain in full force and effect. This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document, and all counterparts shall be construed together and shall constitute one agreement.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.